Exhibit 99.1

Nuvation Bio Reports Fourth Quarter and Full Year 2023 Financial Results and Provides Business Update

Determined maximum tolerated dose (MTD) in Phase 1 monotherapy study of NUV-868; Phase 1b studies of NUV-868 in combination with olaparib or enzalutamide remain ongoing

Received U.S. Food and Drug Administration (FDA) clearance of Investigational New Drug (IND)

application for NUV-1511, the first clinical candidate from our novel drug-drug conjugate (DDC) platform

Strong balance sheet with cash, cash equivalents and marketable securities of $611.2 million as of December 31, 2023

New York, February 29, 2024 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported financial results for the fourth quarter and full year ended December 31, 2023, and provided a business update.

“We are pleased to announce completion of a Phase 1 monotherapy study of NUV-868 and determination of a MTD that will help inform our ongoing Phase 1b combination studies. As we announced in January, we received FDA clearance of our IND application for NUV-1511 and look forward to initiating a Phase 1/2 study for the first clinical candidate from our DDC platform in the first half of this year,” said David Hung, M.D., Founder, President, and Chief Executive Officer of Nuvation Bio. “Nuvation strongly executed across our pipeline of cancer therapies in 2023 and we plan to build on this progress in 2024 as we remain committed to bringing novel and differentiated therapies to patients with the most difficult-to-treat cancers.”

Recent Business Updates

NUV-868, BD2-Selective BETi: Advanced solid tumors

•	Phase 1 monotherapy study is complete. Nuvation Bio has completed the Phase 1 monotherapy study in advanced solid tumors and determined the MTD in patients.

•

Phase 1b combination studies remain ongoing. Nuvation Bio continues to conduct the Phase 1b studies of NUV-868 in combination with olaparib in patients with ovarian cancer, pancreatic cancer, metastatic castration-resistant prostate cancer (mCRPC), triple negative breast cancer and other solid tumors, and in combination with enzalutamide in patients with mCRPC.

NUV-1511, Drug-Drug Conjugate Platform: Advanced solid tumors

•

IND cleared for first clinical candidate, NUV-1511. Nuvation Bio received IND clearance from the FDA for the treatment of patients with various advanced solid tumors and remains on track to dose the first patient in a Phase 1/2 study of NUV-1511 in the first half of 2024.

Corporate Update:

•	Appointed Dr. Robert Mashal to Board of Directors. Dr. Mashal’s experience as a seasoned pharmaceutical executive and medical oncologist will provide valuable insights.

Fourth Quarter and Full Year 2023 Financial Results

As of December 31, 2023, Nuvation Bio had cash, cash equivalents and marketable securities of $611.2 million.

For the three months ended December 31, 2023, research and development expenses were $15.4 million, compared to $16.9 million for the three months ended December 31, 2022. The decrease was primarily due to a $1.7 million decrease in third-party costs related to research services and manufacturing driven by the termination of the NUV-422 program offset by a $0.2 million increase in personnel-related costs. Research and development expenses for the year ended December 31, 2023 were $71.3 million compared to $87.8 million for the year ended December 31, 2022.

For the three months ended December 31, 2023, general and administrative expenses were $5.5 million, compared to $7.4 million for the three months ended December 31, 2022. The decrease was primarily due to a $1.3 million decrease in personnel-related costs, $0.6 million decrease in insurance, a $0.2 million decrease in professional fees, a $0.1 million decrease in taxes and a $0.1 million decrease in miscellaneous expenses offset by $0.2 million increase in legal fees, and a $0.2 million increase in occupancy. General and administrative expenses for the year ended December 31, 2023 were $28.5 million compared to $31.9 million for the year ended December 31, 2022.

For the three months ended December 31, 2023, Nuvation Bio reported a net loss of $13.8 million, or $(0.06) per share. This compares to a net loss of $20.8 million, or $(0.10) per share, for the comparable period in 2022. Net loss for the year ended December 31, 2023 was $75.8 million compared to $104.2 million for the year ended December 31, 2022.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates and the expected initiation of a Phase 1/2 study for NUV-1511 in the first half of 2024. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ from those anticipated by the forward-looking statements, including but not limited to the challenges associated with conducting drug discovery and initiating or conducting clinical trials due to, among other things, difficulties or delays in the regulatory process, enrolling subjects or manufacturing or acquiring necessary products; the emergence or worsening of adverse events or other undesirable side effects; risks associated with preliminary and interim data, which may not be representative of more mature data; and competitive developments. Risks and uncertainties facing Nuvation Bio are described more fully in its Form 10-K to be filed with the SEC on February 29, 2024, under the heading “Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Nuvation Bio disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

nuvation@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$42,649	$101,099
Prepaid expenses	1,519	3,819
Marketable securities available-for-sale, at fair value	568,564	559,915
Interest receivable on marketable securities	3,702	2,485

Total current assets	616,434	667,318
Property and equipment, net	717	894
Lease security deposit	141	138
Operating lease right-of-use assets	3,605	3,791
Other non-current assets	587	—

Total assets	$621,484	$672,141

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,209	$2,139
Current operating lease liabilities	1,972	1,206
Accrued expenses	9,793	9,816

Total current liabilities	13,974	13,161
Warrant liability	353	850
Non-current operating lease liabilities	2,035	3,054

Total liabilities	16,362	17,065

Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 (Class A 1,000,000,000, Class B 60,000,000) shares authorized as of December 31, 2023 and December 31, 2022, respectively; 219,046,219 (Class A 218,046,219, Class B 1,000,000) and 218,632,699 (Class A 217,632,699, Class B 1,000,000) issued and outstanding as of December 31, 2023 and 2022, respectively	947,745	927,604
Accumulated deficit	(342,804)	(267,002)
Accumulated other comprehensive income (loss)	181	(5,526)

Total stockholders’ equity	605,122	655,076

Total liabilities and stockholders’ equity	$621,484	$672,141

NUVATION BIO INC. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Operating expenses:
Research and development	$15,351	$16,871	$71,289	$87,815
General and administrative	5,480	7,464	28,533	31,919

Total operating expenses	20,831	24,335	99,822	119,734

Loss from operations	(20,831)	(24,335)	(99,822)	(119,734)

Other income (expense):
Interest income	7,023	3,523	24,611	7,448
Investment advisory fees	(260)	(225)	(949)	(872)
Change in fair value of warrant liability	237	321	497	10,187
Realized gain (loss) on marketable securities	44	(129)	(139)	(1,228)

Total other income (expense), net	7,044	3,490	24,020	15,535

Loss before income taxes	(13,787)	(20,845)	(75,802)	(104,199)
Provision for income taxes	—	—	—	—

Net loss	$(13,787)	$(20,845)	$(75,802)	$(104,199)

Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.10)	$(0.35)	$(0.48)

Weighted average common shares outstanding, basic and diluted	218,993	218,497	218,880	216,721

Comprehensive loss:
Net loss	$(13,787)	$(20,845)	$(75,802)	$(104,199)
Other comprehensive loss, net of taxes:
Change in unrealized gain (loss) on available-for-sale securities, net	3,479	2,591	5,707	(4,341)

Comprehensive loss	$(10,308)	$(18,254)	$(70,095)	$(108,540)